   As filed with the Securities and Exchange Commission on February 11, 1998
                                                      Registration No. 333-42523

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    PRE-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                      COLUMBIA FINANCIAL OF KENTUCKY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Ohio                                  6036                            61-1319175
-------------------------------        ----------------------------             ----------------
(State or other jurisdiction of        (Primary Standard Industrial             (I.R.S. employer
incorporation or organization)          Classification Code Number)             identification
                                                                                number)

                               2497 DIXIE HIGHWAY
                        FT. MITCHELL, KENTUCKY 41017-3085
                                 (606) 331-2419
          -------------------------------------------------------------
          (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                                 ROBERT V. LYNCH
                      COLUMBIA FINANCIAL OF KENTUCKY, INC.
                               2497 DIXIE HIGHWAY
                        FT. MITCHELL, KENTUCKY 41017-3085
                                 (606) 331-2419
          -------------------------------------------------------------
       (Name, address, including Zip Code, and telephone number, including area code, of agent for service)


                                 With copies to:
                                Cynthia A. Shafer
                       Vorys, Sater, Seymour and Pease LLP
                       Atrium Two, 221 East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 723-4000


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities
Act of 1933, check the following box:   [X]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
Title of each class                           Proposed maximum        Proposed maximum
of securities to be         Amount to          offering price             aggregate            Amount of
registered                be registered           per share           offering price(1)    registration fee
------------------------------------------------------------------------------------------------------------
Common shares,
without par value        2,671,450 shares           $10.00               $26,714,500           $7,881.00

============================================================================================================


(1)      Estimated solely for the purpose of calculating the registration fee.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   *   Legal Fees and Expenses                                      $177,000
                   *   Printing, EDGAR Formatting, Postage and Mailing                79,049
                        Appraisal Fees and Expenses                                   17,000
                   *   Accounting Fees and Expenses                                   40,000
                   *   Blue Sky Filing Fees and Expenses                              10,000
                        Federal Filing Fees                                           16,496
                        NASD Filing Fees                                               3,171
                        Conversion Agent Fees                                          9,500
                   *   Other Expenses                                                 20,257
                   ** Underwriting Fees and Expenses                                 285,527
                                                                                    --------
                                              Total estimated expenses              $658,000
                                                                                    ========

-----------------------------

*        Estimated.

** Columbia Federal and CFKY have retained Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Webb"), to assist in the marketing of the Common Shares. Webb will consult with and advise Columbia Federal and CFKY and assist with the sale of the Common Shares in connection with the Conversion on a best efforts basis. The services to be rendered by Webb include assisting CFKY in conducting the Subscription Offering and the Community Offering and educating Columbia Federal personnel about the Conversion process.

         For its services, Webb will receive a commission equal to 1.50% of the aggregate purchase price paid for shares sold to residents of Boone County or Kenton County, Kentucky; 1.25% of the aggregate purchase price of Common Shares sold to residents of counties contiguous to Boone County or Kenton County, Kentucky; and 0.75% of the aggregate purchase price of Common Shares sold to persons not residents of Boone County or Kenton County, Kentucky, or counties contiguous thereto. No commission will be paid on amounts paid by Columbia Federal's directors, executive officers or employees and their immediate family members and the ESOP. In the event that Columbia Federal requests Webb to obtain the assistance of other broker-dealers to sell Common Shares in the Community Offering, Webb will be paid a commission of 5.5% of the aggregate purchase price of Common Shares sold by such broker-dealers, from which such broker-dealers will be paid, instead of the commission based upon the residence of the purchasers.

         Sales commissions payable to Webb have been computed based upon the following assumptions: (i) 2,020,000 Common Shares will be sold in connection with the Conversion; (ii) 200,500 of such Common Shares will be purchased by directors, officers and employees of Columbia Federal and the members of their immediate families, (iii) eight percent of such Common Shares will be purchased by the ESOP; and (iv) the remaining 1,657,900 Common Shares sold in connection with the Conversion will be purchased with sales commissions of 1.50%, 1.25% and 0.75% on 60%, 20% and 20%, respectively, of the aggregate dollar amount paid for such Common Shares. A management fee of $25,000 has already been paid to Webb and such amount will be deducted from the commission. Columbia Federal will reimburse Webb for all reasonable out-of-pocket expenses, including legal fees, not to exceed $35,000.

ITEM 14.          INDEMNIFICATION OF OFFICERS AND DIRECTORS OF COLUMBIA FEDERAL.

                  (A)      FEDERAL REGULATIONS

                  As a federal savings and loan association, Columbia Federal is subject to federal regulations which provide that any person against whom any action, suit or other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review (an "Action"), is brought by reason of the fact that such person is or was a director, officer or employee of Columbia Federal shall be indemnified by Columbia Federal for the following:

                    (i) Reasonable costs and expenses, including reasonable attorney's fees actually paid or incurred by such person in connection with proceedings related to the defense or settlement of an Action:

                    (ii) Any amount for which such person becomes liable by reason of any judgment in an Action; and

                    (iii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any Action to enforce his rights under this section if the person attains a final judgment in favor of such person in such Action.

                    Such indemnification shall be made to such officer, director or employee only if the following requirements are met:

                    (i) Columbia Federal shall make the indemnification in connection with any Action which results in a final judgment on the merits in favor of such director, officer or employee; and

                    (ii) Columbia Federal shall make the indemnification in case of (A) settlement of any Action, (B) final judgment against such director, officer or employee, or (C) final judgment in favor of such director, officer or employee other than on the merits, only if a majority of the directors of Columbia Federal determines that such director, officer or employee was acting in good faith within what he or she reasonably believed under the circumstances was the scope of his or her employment or authority and for a purpose which he or she reasonably believed under the circumstances was in the best interest of Columbia Federal or its stockholders.

         Columbia Federal may authorize payment of reasonable costs and expenses, including reasonable attorney's fees arising from the defense or settlement of any Action, to any director, officer or employee if a majority of the directors of Columbia Federal conclude that such person may become entitled to indemnification. The directors of Columbia Federal may impose conditions on such payment, and, before making an advance payment, Columbia Federal shall obtain an agreement from such person that Columbia Federal will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

         Columbia Federal currently maintains a directors' and officers' liability policy with CNA Insurance Companies providing for insurance of directors and officers for liability incurred in connection with performance of their duties as directors and officers. Such policy does not, however, provide insurance for losses resulting from willful or criminal misconduct.

         (B)  CFKY'S CODE OF REGULATIONS

         Article Five of CFKY's Code of Regulations provides for the indemnification of officers and directors as follows:

         SECTION 5.01. INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if his act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by his intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, and in respect of any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the corporation or by a reckless disregard for the best interests of the corporation and, in respect of any criminal matter, that such person had no reasonable cause to believe his conduct was unlawful; the presumption recited in this Section 5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

                  SECTION 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

                  (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for an act or omission occasioned by his deliberate intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, unless and only to the extent that the Court of Common Pleas of Hamilton County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                  (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this
Section 5.02.

                 SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

                 SECTION 5.04. DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Hamilton County, Ohio, or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Hamilton County, Ohio, or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

                  SECTION 5.05. ADVANCES FOR EXPENSES. The provisions of
Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the corporation. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his relevant action or failure to act was occasioned by his deliberate intent to cause injury to the corporation or his reckless disregard for the best interests of the corporation, unless, and only to the extent that, the Court of Common Pleas of Hamilton County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

                  SECTION 5.06 ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  SECTION 5.07. INSURANCE. The corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  SECTION 5.08. CERTAIN DEFINITIONS. For purposes of this Article Five, and as an example and not by way of limitation:

                  (A) A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him).

                  (B) References to an "other enterprise" shall include employee tax benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

                  SECTION 5.09. VENUE. Any action, suit or proceeding to determine a claim for, or for repayment to the corporation of, indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Hamilton County, Ohio. The corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Hamilton County, Ohio, in any such action, suit or proceeding.

         The Board of Directors is authorized, at their discretion, to obtain policies of insurance insuring the Association against loss caused by the acts of its directors, officers or employees and insuring its directors, officers or employees for those expenses which an association may indemnify such director, officer or employee under the authority of Revised Code Section 1151.151.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES.

                  No securities of CFKY have been sold by CFKY without registration pursuant to the Act, except as follows:

                  Effective October 14, 1997, in connection with the incorporation of CFKY, 100 common shares, without par value, of CFKY (the "Securities") were sold for an aggregate purchase price of $100 pursuant to
Section 4(2) of the Act in a transaction not involving any public offering. The Securities were sold to Robert V. Lynch, the President of CFKY, who had access to all material information about CFKY. The Securities were offered without the use of any form of general solicitation or advertising. No underwriter was involved in the transaction, and no commission, discount or other remuneration was paid or given in connection with the sale of the Securities. Under the terms of the Subscription Agreement between CFKY and Mr. Lynch, the Securities will be repurchased by CFKY on the effective date of the Conversion.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                  (A)      EXHIBITS


                  The exhibits filed as a part of this amended Registration Statement are as follows:

                    *1.1                Engagement letter with Charles Webb &
                                        Company, a division of Keefe, Bruyette &
                                        Woods, Inc. ("Webb")
                    *1.2                Agency Agreement with Webb (proposed)
                    *2                  Amended Plan of Conversion
                    *3.1                Articles of Incorporation of Columbia
                                        Financial of Kentucky, Inc.
                    *3.2                Code of Regulations of Columbia
                                        Financial of Kentucky, Inc.
                    *5                  Opinion of Vorys, Sater, Seymour and
                                        Pease LLP regarding legality of
                                        securities being offered
                    *8.1                Opinion of Vorys, Sater, Seymour and
                                        Pease LLP regarding tax matters
                    *8.2                Opinion of VonLehman & Company Inc.
                                        regarding tax matters
                    *10.1               Columbia Financial of Kentucky, Inc.,
                                        1998 Stock Option and Incentive Plan
                                        (proposed)
                    *10.2               Columbia Financial of Kentucky, Inc.,
                                        Recognition and Retention Plan
                                        (proposed)
                    *10.3               Employment Agreement between Columbia
                                        Federal Savings Bank and Robert V. Lynch
                                        (proposed)
                    *10.4               Severance Agreement between Columbia
                                        Federal Savings Bank and five other
                                        executive officers of Columbia Federal
                                        Savings Bank (proposed)
                    *10.5               Tax Allocation Agreement between
                                        Columbia Federal Savings Bank and
                                        Columbia Financial of Kentucky, Inc.
                                        (proposed)
                    *21                 Subsidiaries
                    *23.1               Consent of VonLehman & Company Inc.
                     23.2               Consent of Keller & Company, Inc.
                    *23.3               Consent of Vorys, Sater, Seymour and
                                        Pease LLP
                     24.1               Power of Attorney for Abijah Adams
                     24.2               Power of Attorney for
                                        J. Robert Bluemlein
                     24.3               Power of Attorney for Kenneth R. Kelly
                     24.4               Power of Attorney for John C. Layne
                     24.5               Power of Attorney for Daniel T. Mistler
                     24.6               Power of Attorney for
                                        Fred A. Tobergte, Sr.
                     24.7               Power of Attorney for Geraldine Zembrodt
                    *27                 Financial Data Schedule
                    *99.1               Summary Proxy Statement
                    *99.2               Order Form and Form of Certification
                    *99.3               Form of Proxy
                    *99.4               Solicitation and Marketing Material
                    *99.5               Appraisal Agreement between Columbia
                                        Federal Savings Bank and Keller &
                                        Company, Inc.
                    *99.6               Appraisal Report prepared by Keller &
                                        Company, Inc.
                     99.7               Opinion of Keller & Co., Inc.,
                                        concerning the value of subscription
                                        rights for tax purposes
-------------------------

* Previously filed.

                  (B)      FINANCIAL STATEMENT SCHEDULES

                  No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 17.          UNDERTAKINGS.

                  (a)      The undersigned, CFKY, hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration
Statement:

                                    (i)     To include any prospectus required
                                            by Section 10(a)(3) of the Act;

                                    (ii)    To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the Registration Statement;

                                    (iii)   To include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the Registration
                                            Statement or any material change to
                                            such information in the Registration
                                            Statement.

                           (2)      That, for the purpose of determining  any
liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from  registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of CFKY, pursuant to the foregoing provisions or otherwise, CFKY has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CFKY of expenses incurred or paid by a director, officer or controlling person of CFKY in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CFKY will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, duly authorized to do so, in the City of Ft. Mitchell, Commonwealth of Kentucky, on February 11, 1998.



                                  By:  /s/ Robert V. Lynch
                                     --------------------------------------
                                        Robert V. Lynch
                                        President, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and as of the dates indicated.


Signature                                  Title                                                    Date
---------                                  -----                                                    ----

/s/ Robert V. Lynch
-----------------------------         President, Chief Executive Officer                February 11, 1998
Robert V. Lynch                       (Principal Executive Officer)                -----------------------------
                                      and Director


                                      Treasurer                                         February 11, 1998
* Abijah Adams                        (Principal Financial and Accounting          ------------------------------
                                      Officer)


                                      Director                                          February 11, 1998
* J. Robert Bluemlein                                                              ------------------------------


                                      Director                                          February 11, 1998
* Kenneth R. Kelly                                                                 ------------------------------


                                      Director                                          February 11, 1998
* John C. Layne                                                                    ------------------------------


                                      Director                                          February 11, 1998
* Daniel T. Mistler                                                                ------------------------------


                                      Director                                          February 11, 1998
* Fred A. Tobergte, Sr.                                                            -----------------------------


                                      Director                                          February 11, 1998
* Geraldine Zembrodt                                                               ------------------------------

* By Power of Attorney

/s/ Robert V. Lynck
-----------------------------
Robert V. Lynck, Attorney-in-fact